Popular Agrees to Acquire Key Customer Channels and Renegotiates Commercial Contracts with Evertec February 24, 2022 Exhibit 99.1

Cautionary note regarding forward-looking statements This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those about Popular, Inc.’s (“Popular” or the “Corporation”) planned acquisition of certain assets and assumption of certain liabilities from Evertec, Inc. (“Evertec”) and the transactions described in this presentation (the “Transaction”), as well as the financial effects and business opportunities from the Transaction. These statements are not guarantees of future performance, are based on the current expectations of Popular’s management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on the Corporation, our customers, service providers and third parties. Other factors include the length of time necessary for Popular to consummate the Transaction, the ability to satisfy the conditions to the closing thereof, the receipt of any regulatory approvals necessary to effect the Transaction and the contemplated return to shareholders of net gains resulting from a sale of Evertec shares effected in connection with the consummation of the Transaction, the ability to successfully transition and integrate the assets acquired as part of the Transaction, related operations, employees and third party contractors, unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the Transaction or that are not subject to indemnification or reimbursement by Evertec and risks that Popular may be affected by operational and other risks arising from the acquisition of the acquired assets or by adverse effects on relationships with customers, employees and service providers and business and other risks arising from the extension of Popular’s current commercial agreements with Evertec. More information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2020, in our Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 and in our Form 10-K for the year ended December 31, 2021 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates.   |

Transaction summary Popular has entered into an agreement with Evertec to acquire key customer channels; also renegotiated and extended important service agreements Acquire: Digital banking platform (“Mi Banco”), cash management online application, and other digital customer service applications Renegotiate and Extend: Master Services Agreement (“MSA”) (key IT and payment processing services); ATH Network Participation Agreement (“ATH Agreement”) (debit card and P2P and P2B services); ISO Agreement (merchant acquiring business (“MAB”) relationship) Consideration: $197 million, to be paid by delivering 4.589 million Evertec shares held by Popular, valued at $42.84 per share Timing: Closing expected on or about June 30, 2022, subject to certain closing conditions Ownership: 10.5% pro forma ownership of Evertec common shares after closing; commitment to further reduce voting ownership (via sale or conversion to non-voting preferred) to not more than 4.5% Strategic rationale Popular is committed to continuously innovate to deliver best-in-class customer services Transaction accelerates our digital transformation and increases our control of our customer channels Ownership of assets provides flexibility to develop and deliver a differentiated customer experience Enables Popular to be agile in response to evolving customer expectations, business and technology trends Resets our relationship with a key strategic partner Strengthens and deepens our technological talent bench Near-term: Launching enhanced debit card product and receiving revenue sharing from Evertec’s MAB Medium-term: Streamline technology to respond more quickly to changing customer needs and demands; elimination of MSA exclusivity provides flexibility to select best-in-class providers Financial impact Savings on service expenses resulting from elimination of Evertec's profit margin on channel applications services Retroactive elimination of October 2021 5% CPI increase for services under MSA; reduction in MSA’s CPI escalator cap for remainder of term; incremental 10% discount on remaining MSA services, effective October 2025 Revenue share from Evertec’s MAB under ISO Agreement, together with new ATH Agreement incentives Assuming Evertec stock price as of February 23, 2022 ($41.13), the transaction would trigger mark-to-market accounting on full Evertec stake, resulting in a $135 million after-tax gain from the shares used as consideration for the acquisition and an additional $215 million related to the remaining shares Excluding this gain, first full year benefits expected to be offset by loss of equity pick up from Evertec share ownership. Financial effect expected to be accretive in future years due to incremental MAB sharing income and future price reductions Popular intends to redeploy via share repurchase the net gain from any post-closing sale of Evertec shares (subject to regulatory approval) Overview |

Strategically compelling with attractive financial return

The transaction is expected to provide approximately $16 million in financial benefits in 2023 after giving the effect of the loss of equity pick up earnings from the Evertec shares transferred as consideration for the acquisition. This benefit is expected to be further offset by the elimination of Popular's equity pick up earnings from its remaining investment in Evertec upon the reduction of Popular's voting ownership stake to 4.5%

Illustrative impact on after-tax earnings (FY2023, $mm)


14
11
16
41
(15)
(10)
16
(15)
0
$0.19 EPS accretion[1]
Savings from acquisition of channel assets
MSA CPI reductions
MAB Revenue Share / ATH Incentives
Sub-Total
Income Tax Effect
Lost equity income (shares used as consideration)
Total transaction benefits
Lost equity income (remaining shares)
Net transaction benefits
Savings of Evertec's margin on acquired customer channels
Effect of elimination of October 2021 5% CPI increase; reduction of CPI escalator cap
Net revenue share from Evertec's Merchant Acquiring Business, plus ATH network incentives
Lost equity income on Evertec shares exchanged as part of the transaction
Lost equity income on remaining Evertec stake due to change in accounting treatment

Capital impact

- **The acquisition of channel assets results in a marginal negative impact of $21 million in Tangible Book Value**, representing the net effect of the after-tax gain of **$135 million** from the Evertec shares used as consideration minus **$156 million** related mostly to goodwill
- **Additional after-tax gain of $215 million in remaining Evertec shares to be recognized** upon subsequent sale or conversion of shares to reduce voting participation to below 4.5%
- **Intent to redeploy capital** generated by the post-closing gain resulting from a sale of Evertec shares by repurchasing Popular shares (subject to regulatory approval)
- Assuming Popular's stake in Evertec is reduced to 4.5%, the pro forma impact of the transaction, together with the execution of the proposed share repurchase, would result in $0.19+ 2023E EPS and $2.66+ 2023E TBVPS accretion[1]

[1] Assumes Popular stake in Evertec is reduced to 4.5% and the use of the $123 million net gain on sale to repurchase Popular stock at share price as of February 23, 2022 ($88.89)
Differences due to rounding

POPULAR | 4

Realize net gain on the sale of Evertec shares with intention to return such gain to shareholders through share repurchases (subject to regulatory approval) Ability to control key channel applications and enable greater innovation Accelerates transformation to our technology target state Enhances flexibility to deliver leading digital financial products and services Financially attractive as a result of cost savings and revenue sharing components Resets and extends relationship with key strategic partner Summary of transaction benefits |